UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 24, 2003

VOICE MOBILITY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27387
(Commission File Number)

33-0777819
(IRS Employer Identification No.)

100-4190 Lougheed Hwy, Burnaby, British Columbia, Canada
(Address of principal executive offices and Zip Code)

(604) 482-0000
(Registrant's telephone number, including area code)

not applicable
(Former name or former address, if changed since last report.)

Item 1.    Changes in Control of Registrant.
*

Item 2.    Acquisition or Disposition of Assets.
*

Item 3.    Bankruptcy or Receivership
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Item 4.    Changes in Registrant’s Certifying Accountant
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Item 5.    Other Events and Regulation FD Disclosure.

VANCOUVER, BC, CANADA – October 29, 2003 – Voice Mobility International, Inc. (TSX: VMY, OTCBB: VMII and FWB: VMY), a Vancouver based developer and provider of carrier grade enhanced messaging solutions, is pleased to announce the appointment of Gary R. Donahee to its Board of Directors.

“Voice Mobility is delighted to welcome Gary to our Board of Directors,” said Randy Buchamer, Voice Mobility, CEO. “Gary has strong working relationships with every major and independent telco in the Americas and internationally. Nortel moved Gary to the US in 1983, in a variety of assignments where he was instrumental in growing Nortel’s business in the year 2000 to a total of $20B. Gary’s ability to facilitate introductions and provide sales and marketing coaching is highly beneficial for Voice Mobility at this stage in our development.”

Mr. Donahee has had an accomplished career with Nortel Networks and Bell-Northern Research Company. Past positions at Nortel include, Executive Vice President and President the Americas, Senior Vice President and President Carrier Networks, EMEA (Europe, Middle East and Africa), Senior Vice President and President CALA (Caribbean and Latin America), Senior Vice President and President Major Accounts, North America, President, Nortel Canada and Senior Vice President, Corporate Human Resources.

At various times, Mr. Donahee has served on the Board of Directors for Advanced Network Systems, the American Heart Association, the March of Dimes, George Washington University MBA Program (President), International Mathematics Olympiad, Bell Canada International Inc., Southern Methodist University and the University of Texas’ MBA Program, the United Way, Prism Systems and the Conference Board of Canada.

Item 6.    Resignations of Registrant’s Directors
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Item 7.    Financial Statements and Exhibits.
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Item 8.    Change in Fiscal Year.
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Item 9.     Regulation FD Disclosure.
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Item 10.   Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics
*

Item 11.   Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans
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Item 12.   Results of Operation and Financial Condition
*

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE MOBILITY INTERNATIONAL, INC.

/s/ Randy G. Buchamer
By: Randy G. Buchamer
Chairman and CEO

Date: October 28, 2003